As filed with the Securities and
Exchange Commission on November 17, 1999        Registration No. 333-______
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                     BINDLEY WESTERN INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

                 INDIANA                      84-0601662
      (State or other jurisdiction         (I.R.S. Employer
    of incorporation or organization)     Identification No.)

            8909 PURDUE ROAD
         INDIANAPOLIS, INDIANA                   46268
(Address of Principal Executive Offices)      (Zip Code)


                      CENTRAL PHARMACY SERVICES, INC.
                          1993 STOCK OPTION PLAN
                         (Full title of the plan)

                           MICHAEL D. MCCORMICK
               8909 PURDUE ROAD, INDIANAPOLIS, INDIANA 46268
                  (Name and address of agent for service)

                              (317) 704-4000
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

TITLE OF      AMOUNT TO       PROPOSED MAXIMUM   PROPOSED        AMOUNT OF
SECURITIES    BE              OFFERING PRICE     MAXIMUM         REGISTRATION
TO BE         REGISTERED      PER SHARE (2)      AGGREGATE       FEE
REGISTERED    (1)                                OFFERING
                                                 PRICE (2)
Common        326,595         $14.8438           $4,847,911      $1,347.72
Stock,
$0.01 par
value


(1)Pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register such additional shares of Common Stock.

(2)It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Plan are to be offered at not less than the fair market value of one share of Common Stock on the date the options are granted and shares offered pursuant to nonstatutory stock options may be offered at any price.

(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on November 12, 1999, which was $14.8438 per share.

                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

    *Information required  by  Part  I  of  Form S-8 to be contained in the
Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed by Bindley Western Industries, Inc. (the "Registrant") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement:

    (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

    (2) The Registrant's Quarterly Reports on Forms 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

    (3) The Registrant's Current Reports on Forms 8-K filed on January 4, 1999, August 23, 1999 and November 17, 1999; and

    (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 2, 1983, including any amendment or report filed for the purpose of updating such description.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing.

    The Registrant will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Registrant at its principal offices, 8909 Purdue Road, Indianapolis, Indiana, 46268, (317) 704-4000.

ITEM 4. DESCRIPTION OF SECURITIES.

    Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not Applicable.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    The following is a summary of the general effect of the indemnification provisions of the Registrant's Amended and Restated Articles of Incorporation and of the indemnification provided for under Indiana law. All statements made herein, which are only intended to summarize the above-referenced provisions, are qualified in their entirety by reference to the Registrant's Amended and Restated Articles of Incorporation and the Indiana Business Corporation Law (the "IBCL").

    The Amended and Restated Articles of Incorporation of the Registrant provide for the indemnification of the directors, officers, employees and agents of the Registrant (or those serving at the request of the Registrant as such for another entity, including an employee benefit plan) against expenses, judgments, settlements, penalties and fines that my be incurred by them in connection with or resulting from any pending, threatened or completed claim, action, suit or proceeding, civil, criminal, administrative or investigative, formal or informal, to which they are made parties if they are determined to have acted in good faith and in a manner they reasonably believed to be in the best interests of the Registrant or at least not opposed to the best interests of the Registrant (or with respect to an employee benefit plan, if they reasonably believed they were acting in conformity with ERISA or if they reasonably believed their actions to be in the interests of the participants in or beneficiaries of the plan) and, with respect to any criminal action or proceeding, they either had reasonable cause to believe their conduct was lawful or had no reasonable cause to believe their conduct was unlawful. Such indemnification is required where there is termination of a claim against an individual without any finding of liability or guilt against him and in cases where a court approves, with knowledge of the indemnity provided, the settlement of a claim. The Amended and Restated Articles of Incorporation of the Registrant also set forth the procedures to be followed in connection with a claim for indemnification.

    Under the IBCL, a corporation may indemnify any individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or, while a director of a corporation, is or was serving at the request of the corporation as a director, officer, partner, member, manager, trustee, employee or agent of another foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, whether for profit or not, against reasonable expenses (including counsel fees), judgments, fines (including any excise tax assessed with respect to an employee benefit plan), penalties and amounts paid in settlement incurred by him in connection with such action, suit or proceeding (i) if he acted in good faith, and (ii) in the case of conduct in his official capacity with the corporation, if he reasonably believed his conduct was in the best interests of the corporation or, in all other cases, if he reasonably believed his conduct was at least not opposed to the best interests of the corporation (or with respect to an employee benefit plan, if he reasonably believed his conduct was in the interests of the participants in and beneficiaries of the plan), and (iii) with respect to any criminal action or proceeding, if he had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful.

    The IBCL further provides that a corporation shall, unless limited by its articles of incorporation, indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any action, suit or proceeding to which he was a party because he is or was a director or officer of the corporation against reasonable expenses incurred by him in connection therewith. The IBCL empowers a corporation, under certain circumstances, to advance to an individual expenses incurred in connection with an action, suit or proceeding prior to the final disposition thereof. The IBCL also provides that, unless limited by the corporation's articles of incorporation, a court of competent jurisdiction may, in certain cases, order indemnification of a director or officer irrespective of whether the director or officer met the standards of conduct set forth above.

    In addition, the Registrant has a directors' and officers' liability policy that insures against certain liabilities, including liabilities under the Securities Act, subject to applicable retentions.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

    Not Applicable.

ITEM 8. EXHIBITS.

    The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii)To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

        (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on November 16, 1999.

                                BINDLEY WESTERN INDUSTRIES, INC.


                                By:   /S/ WILLIAM E. BINDLEY
                                    William E. Bindley
                                    Chairman, President and
                                    Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of William E. Bindley, Michael D. McCormick and Thomas J. Salentine, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURE                   TITLE                  DATE

  /S/ WILLIAM E. BINDLEY      Chairman, President,          November 16, 1999
    William E. Bindley        Chief Executive Officer
                              and Director
                              (Principal Executive Officer)

 /S/ WILLIAM E. BINDLEY, II   Director                      November 16, 1999
    William E. Bindley, II

   /S/ KEITH W. BURKS         Director                      November 16, 1999
     Keith W. Burks

   /S/ SETH B. HARRIS         Director                      November 16, 1999
     Seth B. Harris

  /S/ ROBERT L. KOCH, II      Director                      November 16, 1999
   Robert L. Koch, II

 /S/ MICHAEL D. MCCORMICK     Executive Vice President,     November 16, 1999
  Michael D. McCormick        General Counsel, Secretary
                              and Director

  /S/ J. TIMOTHY MCGINLEY     Director                      November 16, 1999
   J. Timothy McGinley

  /S/ JAMES K. RISK, III      Director                      November 16, 1999
   James K. Risk, III

  /S/ THOMAS J. SALENTINE     Executive Vice President,     November 16, 1999
   Thomas J. Salentine        Chief Financial Officer and
                              Director (Principal
                              Accounting and Financial
                              Officer)

    /S/ K. CLAY SMITH         Director                      November 16, 1999
      K. Clay Smith

   /S/ CAROLYN Y. WOO         Director                      November 16, 1999
     Carolyn Y. Woo

                             INDEX TO EXHIBITS

                              DESCRIPTION OF EXHIBIT
Exhibit
   NO.
4.1     (i) Amended and Restated Articles of Incorporation of the
        Registrant. (The copy of this Exhibit filed as Exhibit 3-A(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1987 is incorporated herein by reference.)
        (ii) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4(a)(ii) to the Registrant's Registration Statement on Form
        S-3 (Registration No. 33-45965) is incorporated herein by reference.)
        (iii) Amendment to Restated Articles of Incorporation establishing terms of Class A Preferred Stock. (The copy of this Exhibit filed as Exhibit 1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1992 is incorporated herein by reference.)
        (iv) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4.1(iv) to the Registrant's Registration Statement on Form
        S-8 (Registration No. 333-57975) is incorporated herein by reference.)
        (v) Amendment to Restated Articles of Incorporation increasing number of authorized shares. (The copy of this Exhibit filed as Exhibit 4 to the Registrant's Current Report on Form 8-K dated June
        11, 1999 is incorporated herein by reference.)
4.2 Restated By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 4.2 to the Registrant's
        Registration Statement on Form S-8 (Registration No. 333-57975) is incorporated herein by reference.)
4.3 Central Pharmacy Services, Inc. 1993 Stock Option Plan, as amended to date. (The copy of this Exhibit filed as Exhibit 10-CC to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended
        September 30, 1999 is incorporated herein by reference.)
5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2    Consent of Ernst & Young LLP.
23.3 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24      Powers of Attorney (included on the Signature Page of the
        Registration Statement).